Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-117662, 333-136737, 333-155349, 333-179235 and 333-203037) of our report dated February 6, 2020, relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Ultralife Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Freed Maxick CPAs, P.C.
Rochester, New York
February 6, 2020